UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
Current Report
Pursuant To Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2009 (February 23, 2009)
TENNECO INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-12387 (Commission File Number)	76-0515284 (I.R.S. Employer Identification No.)

500 NORTH FIELD DRIVE, LAKE FOREST, ILLINOIS	60045
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (847) 482-5000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
     On February 23, 2009, Tenneco Inc. announced that it had entered into the Fourth Amendment (the “Amendment”) to the Second Amended and Restated Credit Agreement (as amended, the “Credit Agreement”). The Amendment amends the financial covenants and the pricing and commitment fee rates under the Credit Agreement.
     The leverage and interest coverage ratios for each quarter from the first quarter of 2009 through the second quarter of 2011 were revised as follows:

	Consolidated Net Leverage Ratio		Consolidated Interest Coverage Ratio
Period	Current	As amended	Current	As amended
First Quarter 2009	3.75x	5.50x	2.25x	2.25x
Second Quarter 2009	3.75x	7.35x	2.25x	1.85x
Third Quarter 2009	3.75x	7.90x	2.25x	1.55x
Fourth Quarter 2009	3.75x	6.60x	2.25x	1.60x
First Quarter 2010	3.50x	5.50x	2.40x	2.00x
Second Quarter 2010	3.50x	5.00x	2.40x	2.25x
Third Quarter 2010	3.50x	4.75x	2.40x	2.30x
Fourth Quarter 2010	3.50x	4.50x	2.40x	2.35x
First Quarter 2011	3.50x	4.00x	2.55x	2.55x
Second Quarter 2011	3.50x	3.75x	2.55x	2.55x
Third and Fourth Quarters 2011	3.50x	3.50x	2.55x	2.55x
Fiscal Year 2012 and thereafter	3.50x	3.50x	2.75x	2.75x
The pricing for the revolving loans and Tranche A Term Loans was amended as follows:

Consolidated Net		Applicable Margin for	Applicable Margin for
Leverage Ratio	Commitment Fee Rate	ABR Loans	Eurodollar Loans
≥5.0 to 1.0	0.75%	4.50%	5.50%
≥4.0 to 1.0	0.50%	4.00%	5.00%
<4.0 to 1.0	0.50%	3.50%	4.50%
The pricing on the company’s B-1 Term Loans was amended as follows:

	Applicable Margin for	Applicable Margin for
Consolidated Net Leverage Ratio	ABR Loans	Eurodollar Loans
≥5.0 to 1.0	4.50%	5.50%
<5.0 to 1.0	4.00%	5.00%
     The Amendment also modifies certain other provisions of the Credit Agreement. Tenneco has agreed to pay each consenting lender a fee. That fee plus other amendment costs are expected to total approximately $8 million. The above summary of the Amendment is not complete and is qualified in its entirety by reference to the terms of the Amendment, a copy of which is filed as Exhibit 4.1 hereto and is incorporated by reference herein.
     The company also announced that it had renewed its U.S. securitization program in an amount of $100 million through February 22, 2010.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits

Exhibit No.	Description

4.1	Fourth Amendment to the Second Amended and Restated Credit Agreement, dated as of February 19, 2009 among Tenneco Inc, the several lenders from time to time parties thereto, JPMorgan Chase Bank, N.A., as administrative agent for the lenders and the other financial institutions named therein as agents for the lenders.

99.1	Press release issued February 23, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENNECO INC.
Date: February 23, 2009	By:	/s/ David A. Wardell
David A. Wardell
Senior Vice President, General Counsel and Secretary